EXHIBIT 10.24

NINETEENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS NINETEENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of November 10, 2006 between BRAD FOOTE GEAR WORKS, INC. f/k/a BFG Acquisition Corp., an Illinois corporation (“Borrower”) and LASALLE BANK NATIONAL ASSOCIATION f/k/a LaSalle National Bank f/k/a LaSalle Bank NI (“Lender”).

WHEREAS, Borrower and Lender have entered in that certain Loan and Security Agreement dated as of January 17, 1997, as amended by those certain letter amendments dated February 28, 1997 and July 23, 1997 and those certain Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth, Seventeenth and Eighteenth Amendments to Loan and Security Agreement dated as of March 30, 1998, December 1, 1998, June 1, 1999, December 19, 2000, May 1, 2001, July 1, 2001, April 30, 2002, April 29, 2003, July 3, 2003, April 29, 2004, November 15, 2004, April 29, 2005, June 15, 2005, February 1, 2006 and April 29, 2006, respectively, and that certain letter amendment (herein, the “Tenth Amendment”) dated October 17, 2002 (such agreement, as so amended, the “Loan Agreement”) with regard to the following loans made by Lender to Borrower: (i) a $3,500,000.00 revolving line of credit loan (the “Revolving Loan”), (ii) a consolidated term loan in the original principal sum of $7,899,332.98 (the “Term Loan”), and (iii) a $7,100,000.00 non-revolving equipment line of credit loan with term conversion feature (the “Equipment Loan”); and

WHEREAS, Borrower has asked Lender to (i) increase the Revolving Loan from $3,500,000.00 to $5,000,000.00, and (ii) increase the amount of the Equipment Loan to $11,000,000.00 and change the conversion date to April 29, 2007, and (iii) make certain other changes to the Loan Agreement; and

WHEREAS, Lender has agreed to the foregoing requests provided Borrower executes and delivers such documents and instruments required by Lender, including, the promissory notes described below and this Amendment;

NOW, THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the foregoing premises, the parties hereto agree as follows:

1.             The capitalized terms used herein without definition shall have the same meaning herein as such terms have in the Loan Agreement.

2.             The definitions of “Commitment Amount” and “EBITDA” in Section 1.1 of the Loan Agreement are each amended in its entirety to read as follows:

“Commitment Amount” shall mean, as of any applicable date of determination, Five Million and 00/100 ($5,000,000.00) Dollars.

“EBITDA” shall mean, as of any applicable date of determination, with respect to Borrower, the sum of the amounts for such periods, of (i) Net Income, plus (ii) depreciation and amortization expense, plus (iii) Cash Interest Expense, plus (iv) federal and state income taxes

(including the Illinois replacement tax), minus (v) unfinanced capital expenditures, minus (vi) distributions.

3.             The first sentence of the first paragraph in Section 2.3 of the Loan Agreement is amended to read as follows:

“2.3         Revolving Note. The Revolving Loan shall be evidenced by an amended and restated renewal revolving note, executed by the Borrower, dated November 10, 2006, payable to the Lender on April 29, 2007, and in the principal sum of Five Million and 00/100 ($5,000,000.00) Dollars (the “Revolving Note”).”

Hereafter, all references in the Loan Agreement and in this Amendment to the term “Revolving Note” shall be deemed to refer to the aforesaid amended and restated renewal revolving note dated November 10, 2006 in the principal sum of $5,000,000.00, executed by Borrower, payable to the order of Lender on April 29, 2007, together with interest payable monthly as therein described.

4.             Section 3A of the Loan Agreement is hereby amended in its entirety to read as follows:

“SECTION 3A. EQUIPMENT LOAN.

3A.1        Equipment Line of Credit.  The Lender agrees to extend to the Borrower a non-revolving equipment line of credit in the principal amount of Eleven Million and 00/100 ($11,000,000.00) Dollars (such loan, together with any and all extensions, renewals, amendments, refinancings, modifications, conversions or consolidations thereof or thereto, the “Equipment Loan”). The Equipment Loan shall be evidenced by an amended and restated equipment line note dated November 10, 2006 executed by Borrower in the principal sum of Eleven Million and 00/100 ($11,000,000.00) Dollars (such note, together with any and all extensions, renewals, amendments, refinancings, modifications, conversions or consolidations thereof or thereto, hereafter called the “Equipment Note”). The Equipment Note shall be payable to the order of the Lender in installments of principal and interest, calculated at the applicable rate set forth in the Equipment Note, the terms of which are incorporated herein by reference.

The proceeds of the Equipment Loan shall be used by Borrower solely to purchase new and used equipment to be used in Borrower’s business. Lender shall advance one hundred percent (100%) against the invoice cost (excluding all soft costs) of the equipment being purchased. Borrower will provide the Lender with copies of the invoices and any purchase agreements for such equipment.

3A.2.       Prepayment Penalty.  If the Equipment Note provides that Borrower is required to pay a prepayment penalty in connection with any prepayment thereon, upon the occurrence of each prepayment on such Equipment Note, the Borrower shall pay the Lender the prepayment penalty calculated in accordance with the terms of the Equipment Note.”

5.             Section 14.1 of the Loan Agreement is amended in its entirety to read as follows:

“14.1       Financial Covenants.  Borrower covenants to Lender and agrees that so long as any Indebtedness shall remain unpaid:

(a)           Minimum Tangible Net Worth.  Borrower will maintain at all times a minimum Tangible Net Worth of not less than $4,000,000.00 (to be tested quarterly by the Lender).

(b)           Cash Flow Coverage.  Borrower will maintain at the end of each fiscal year of Borrower a Cash Flow Coverage of not less than 1.3 to 1.0 (to be tested annually by the Lender).

(c)           Total Unsubordinated Debt to Tangible Net Worth.  Borrower will maintain at all times a ratio of total unsubordinated Debt to Tangible Net Worth of not greater than 3.5 to 1.0 (to be tested quarterly by the Lender).

The financial requirements set forth hereinabove shall be computed in accordance with GAAP.”

6.             The first paragraph of Section 10 of the Loan Agreement is hereby amended in its entirety to read as follows:

“As soon as available, but not later than ninety (90) days after the end of each fiscal year of Borrower, commencing with the fiscal year ended December 31, 2007, Borrower shall furnish the Lender with annual audited financial statements of Borrower, containing the balance sheet of the Borrower as of the close of each such fiscal year, statements of income and retained earnings and a statement of cash flows for each such fiscal year; and such other comments and financial details as are usually included in similar reports. Such financial statements shall (a) be in form and reporting basis satisfactory to the Lender, (b) be prepared in accordance with GAAP by an independent certified public accounting firm selected by Borrower and acceptable to the Lender (“Borrower’s Accounting Firm”), and (c) contain unqualified opinions as to the fairness of the statements therein contained. Borrower shall also provide to the Lender any management letters that may accompany the statements.”

7.             The last paragraph of Section 10 of the Loan Agreement is hereby amended in its entirety to read as follows:

“The Lender shall make any and all audits and investigations which it deems reasonably necessary in connection with the Collateral. For the purposes of this Agreement, the Lender shall have free and ready access at all times during normal business hours, upon reasonable advance oral or written notice (unless in the Lender’s reasonable judgment a rapid deterioration or loss to any Collateral is threatened, in which case no notice shall be given and access shall not be limited to normal business hours), to the books of account, records, papers and documents of Borrower. Without limiting the generality of the foregoing, the Lender shall conduct an annual field audit of the Borrower (or more frequent audits if deemed reasonably necessary by the Lender under the circumstances then existing), and Borrower shall reimburse the Lender for all reasonable costs and expenses incurred by Lender’s for such audits.

8.             The Borrower acknowledges and agrees that the Loan Agreement is and as amended hereby shall remain in full force and effect, and that the Collateral is and shall remain subject to the lien and security interest granted and provided for by the Loan Agreement as amended hereby, for the benefit and security of all obligations and indebtedness heretofore, now or hereafter owed by Borrower to Lender, including, without limitation, the indebtedness evidenced by the Revolving Note, the Term Note, the Equipment Note and all other Indebtedness.

9.             Without limiting the foregoing, the Borrower hereby agrees that, notwithstanding the execution and delivery hereof, (i) all rights and remedies of the Lender under the Loan Agreement, (ii) all obligations and indebtedness of the Borrower thereunder, and (iii) the lien and security interest granted and provided for thereby are and as amended hereby shall remain in full force and effect for the benefit and security of all obligations and indebtedness of the Borrower thereunder, including, without limitation, the indebtedness evidenced by the Revolving Note, the Term Note, the Equipment Note and all other Indebtedness, it being specifically understood and agreed that this Amendment shall constitute and be an acknowledgment and continuation of the rights, remedies, lien and security interest in favor of the Lender, and the obligations and indebtedness of the Borrower to the Lender, which exist under the Loan Agreement as amended hereby, each and all of which are and shall remain applicable to the Collateral.

This Amendment confirms and assures a lien and continuing first priority security interest in the Collateral heretofore granted in favor of the Lender under the Loan Agreement, and nothing contained herein shall in any manner impair the priority of such lien and security interest.

10.           In order to induce Lender to enter into this Amendment, the Borrower hereby represents and warrants to the Lender that as of the date hereto, each of the representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct and the Borrower is in full compliance with all of the terms and conditions of the Loan Agreement, as amended hereby, and no Event of Default or Default has occurred and is continuing.

11.           Except as specifically amended and modified hereby, all of the terms and conditions of the Loan Agreement shall stand and remain unchanged and in full force and effect. This instrument shall be construed and governed by and in accordance with the laws of the State of Illinois.

12.           Borrower further agrees to reimburse the Lender for its legal fees incurred in documenting the aforesaid loan modifications hereinabove described.

IN WITNESS WHEREOF, the parties have entered into this Nineteenth Amendment to Loan and Security Agreement as of date first above written.

Borrower:

BRAD FOOTE GEAR WORKS, INC.

By:	/s/ J. Cameron Drecoll
Title:	President

Attest:

By:	/s/ Joan M. Drecoll
Title:	Secretary

Lender:

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ Stephen P. Mares
Title:	Vice President